SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 30, 2007
Date of Report (date of earliest event reported)
CYPRESS BIOSCIENCE, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-12943	22-2389839

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4350 Executive Drive, Suite 325
San Diego, California 92121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 452-2323
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events.
We are filing this Current Report on Form 8-K to update certain of our disclosures.
The following is a current description of our capital stock:
Description of Capital Stock
Our authorized capital stock consists of 60,000,000 shares of common stock, $.001 par value, and 15,000,000 shares of preferred stock, $.001 par value.
Common Stock
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further stockholder action, to issue up to 15,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of us.
Delaware Law and Certain Charter Provisions
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, this statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of our voting stock.
Our second amended and restated certificate of incorporation includes a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management:

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•	First, our board of directors can issue up to 15,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control.

•	Second, our second amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. Special meetings of the stockholders may only be called by the chairman of the board, the chief executive officer or a majority of our board of directors.

•	Third, our second amended and restated bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our second amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management.

•	Fourth, our second amended and restated certificate of incorporation provides that our board of directors must be divided into three classes of directors, with directors serving three year terms and the election of only one class of directors occurring in any given year. This provision may make it difficult for stockholders to change the composition of our board of directors.

•	Fourth, our second amended and restated certificate of incorporation provides that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. In addition, our second amended and restated certificate of incorporation provides that our board of directors may fix the number of directors by resolution.

•	Fifth, our amended and restated certificate of incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board of directors.
Transfer Agent and Registrar
American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
The following statements update the description of our agreements with Collegium Pharmaceutical, Inc., or Collegium, Forest Laboratories, Inc., or Forest Laboratories and Pierre Fabre Medicament, or Pierre Fabre:
Under our reformulation and new product agreement with Collegium, Collegium may require that any milestone payments we are required to make to Collegium be paid with shares of our common stock. As part of our agreements with Forest Laboratories and Pierre Fabre, we have licensed any patents that may issue from our patent applications related to Fibromyalgia Syndrome, or FMS, and milnacipran to Forest Laboratories and Pierre Fabre.
The following statement updates a risk related to our intellectual property:
We rely primarily on method of use patents to protect our proprietary technology for the development of milnacipran, and our ability to compete may decrease or be eliminated if we are not able to protect our proprietary technology.
Our ability to compete may decrease or be eliminated if we are not able to protect our proprietary technology. The composition of matter patent for milnacipran (U.S. Patent 4,478,836) expired in June 2002. Accordingly, we rely on the patent for the method of synthesis of milnacipran (U.S. Patent 5,034,541), which expires on December 27, 2009 and was assigned to Pierre Fabre and licensed to us and on patents on the method of use of milnacipran to treat symptoms of FMS (U.S. Patent 6,602,911, which we refer to as the ‘911 Patent), the method of use of milnacipran to treat pain (U.S. Patent 6,992,110) and the method of use of milnacipran to treat symptoms of chronic fatigue syndrome (U.S. Patent 6,635,675) issued to us, to protect our proprietary technology with respect to the development of milnacipran. The method of use patent directly relevant to our current milnacipran product candidate is the ’911 patent; the other two method of use patents may have future applicability. We have also filed additional patent applications related to milnacipran and to the use of milnacipran for FMS (and other related pain syndromes and disorders), although no patents have issued on these patent applications. Because there is very limited patent protection for the composition of matter of milnacipran, other companies may be able to sell milnacipran in competition with us and Forest Laboratories unless we and Forest Laboratories are able to obtain additional protection through milnacipran-related patents or additional use patents that may issue from our pending patent applications or other regulatory exclusivity. It may be more difficult to establish infringement of methods of synthesis, formulation or use patents as compared to a patent on a compound. If we or Forest Laboratories are not able to obtain and enforce these patents, a competitor could use milnacipran for a treatment or use not covered by any of our patents.
The validity of a U.S. patent depends, in part, on the novelty of the invention it discloses. The pharmaceutical industry is characterized by constant investment in new drug discovery and development, and this results in a steady stream of publications regarding the product of this investment, any of which would act to defeat the novelty of later-discovered inventions. Issued U.S. patents enjoy a presumption of validity that can only be overcome by clear and convincing evidence. However, patents are nonetheless subject to challenge and can be invalidated if a court determines, retrospectively, that despite the action of the Patent and Trademark Office in issuing the patent, the corresponding patent application did not meet the statutory requirements. If a competitor or other third party were to successfully challenge our patents, and claims in these patents are narrowed or invalidated, our ability to protect the related product from competition would be compromised.
We also expect to rely on the United States Drug Price Competition and Patent Term Restoration Act, commonly known as the Hatch-Waxman Amendments, for protection of milnacipran and our other future products. The Hatch-Waxman Amendments provide data exclusivity for new molecular entities, such as that in milnacipran. Once a drug containing a new molecule is approved by the FDA, the FDA cannot accept an abbreviated NDA for a generic drug containing that molecule for five years, although the FDA may accept and approve a drug containing the molecule pursuant to an NDA supported by independent clinical data. Amendments have been proposed that would narrow the scope of Hatch-Waxman exclusivity and permit generic drugs to compete with our drug. After the Hatch-Waxman exclusivity period expires, assuming our patents are valid, we still expect to rely on our method of use patents to protect our proprietary technology with respect to the development of milnacipran. The patent positions of pharmaceutical companies are uncertain and may involve complex legal and factual questions. We may incur significant expense in protecting our intellectual property and defending or assessing claims with respect to intellectual property owned by others. Any patent or other infringement litigation by or against us could result in significant expense to us, including diversion of the resources of management.
Others may file patent applications or obtain patents on similar technology or compounds that compete with milnacipran for the treatment of FMS. We cannot predict the breadth of claims that will be allowed and issued in patent applications. Once patents have issued, we cannot predict how the claims will be construed or enforced. We may infringe on intellectual property rights of others without being aware of the infringement. If another party claims we are infringing their technology, we could have to defend an expensive and time consuming lawsuit, pay a large sum if we are found to be infringing, or be prohibited from selling or licensing our products unless we obtain a license or redesign our product, which may not be possible.
We also rely on trade secrets and proprietary know-how to develop and maintain our competitive position. Some of our current or former employees, consultants or scientific advisors, or current or prospective corporate collaborators, may unintentionally or willfully disclose our confidential information to competitors or use our proprietary technology for their own benefit. Furthermore, enforcing a claim alleging the infringement of our trade secrets would be expensive and difficult to prove, making the outcome uncertain. Our competitors may also independently develop similar knowledge, methods and know-how or gain access to our proprietary information through some other means.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS BIOSCIENCE, INC.
By:	/s/ Jay D. Kranzler
Jay D. Kranzler
Chief Executive Officer

Date: May 30, 2007

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